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                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: May 1999
Distribution Date: 6/21/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                     Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                     ----------------------
   (i) Principal Distribution
         Class A Amount                                                      $     15,350,215.16          $  23.363412
         Class B Amount                                                      $        723,308.59          $  23.363412

  (ii) Interest Distribution
         Class A Amount                                                      $      1,333,350.86          $   2.029393
         Class B Amount                                                      $         62,828.05          $   2.029393

 (iii) Monthly Servicing Fee                                                 $        230,773.37          $   0.335437
         Monthly Supplemental Servicing Fee                                  $              0.00          $   0.000000
         Class A Percentage of the Servicing Fee                             $        220,388.57          $   0.335437
         Class A Percentage of the Supplemental Servicing Fee                $              0.00          $   0.000000
         Class B Percentage of the Servicing Fee                             $         10,384.80          $   0.335437
         Class B Percentage of the Supplemental Servicing Fee                $              0.00

  (iv) Class A Principal Balance (end of Collection Period)                  $    249,116,071.68
       Class A Pool Factor (end of Collection Period)                                  37.916090%
       Class B Principal Balance (end of Collection Period)                  $     11,738,454.01
       Class B Pool Factor (end of Collection Period)                                  37.916090%

   (v) Pool Balance (end of Collection Period)                               $    260,854,525.69

  (vi) Class A Interest Carryover Shortfall                                  $              0.00
       Class A Principal Carryover Shortfall                                 $              0.00
       Class B Interest Carryover Shortfall                                  $              0.00
       Class B Principal Carryover Shortfall                                 $              0.00

 (vii) Amount Otherwise Distributable to the Seller that is                  $              0.00          $   0.000000
       Distributed to Either the Class A or Class B Certificateholders

(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                      $      6,879,784.34
         Class B Amount                                                      $              0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased                  $              0.00
       by the Seller or the Servicer


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